ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-178960

Dated March 26, 2014

ETRACS ETRACS Full ETN List Exchange-traded notes (ETNs) are senior, unsecured, unsubordinated debt securities that are designed to track the total return of a specific market index, less investor fees, and provide investors with exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities and currencies. ETRACS are innovative new investment products offering easy access to markets and strategies that may not be readily available to individual investors. After their initial offering, ETRACS ETNs can be bought and sold through a broker or financial advisor on a US securities exchange. ETNs are not equities or index funds, but they do share several characteristics with those products. ETN Name Ticker Symbol Fee Exchange Maturity Date Asset Class Business Development Companies (BDCs) 2xLeveraged Long Wells Fargo Business Development Company Index ETN BDCL 85bps NYSE Arca May 25, 2041 Linked to the Wells Fargo Business Development Company Index ETN BDCS 85bps NYSE Arca April 26, 2041 Commodities DJ-UBS Commodity Index TR1 ETN DJCI 50bps NYSE Arca October 31, 2039 CMCI Food TR ETN FUD 65bps NYSE Arca April 5, 2038 CMCI Long Platinum TR ETN PTM 65bps NYSE Arca May 14, 2018 CMCI Agriculture TR ETN UAG 65bps NYSE Arca April 5, 2038 CMCI Livestock TR ETN UBC 65bps NYSE Arca April 5, 2038 CMCI Gold TR ETN UBG 30bps NYSE Arca April 5, 2038 CMCI Industrial Metals TR ETN UBM 65bps NYSE Arca April 5, 2038 CMCI Energy TR ETN UBN 65bps NYSE Arca April 5, 2038 CMCI TR ETN UCI 65bps NYSE Arca April 5, 2038 CMCI Silver TR ETN USV 40bps NYSE Arca April 5, 2038 Equities Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN DVYL 35bps NYSE Arca May 22, 2042 Monthly Pay 2xLeveraged S&P Dividend ETN SDYL 30bps NYSE Arca May 22, 2042 Monthly Reset 2xLeveraged S&P 500 TR ETN SPLX 85bps NYSE Arca March 25, 2044 Hybrid Monthly Pay 2xLeveraged Closed-End Fund ETN CEFL 50bps NYSE Arca December 10, 2043 Diversified High Income ETN DVHI 84bps NYSE Arca September 18, 2043 Monthly Pay 2xLeveraged Diversified High Income ETN DVHL 85bps NYSE Arca November 12, 2043 Fisher-Gartman Risk Off ETN OFF 115bps NYSE Arca November 27, 2041 Fisher-Gartman Risk On ETN ONN 85bps NYSE Arca November 18, 2041 S&P 500 Gold Hedged Index ETN SPGH 85bps NYSE Arca January 30, 2040 Master Limited Partnerships (MLPs) Alerian MLP Index ETN AMU 80bps NYSE Arca July 18, 2042 Alerian Natural Gas MLP Index ETN MLPG 85bps NYSE Arca July 9, 2040 Alerian MLP Infrastructure Index ETN MLPI 85bps NYSE Arca April 2, 2040 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN MLPL 85bps NYSE Arca July 9, 2040 1xMonthly Short Alerian MLP Infrastructure TR1 Index ETN MLPS 85bps NYSE Arca October 1, 2040 Wells Fargo MLP Index ETN MLPW 85bps NYSE Arca October 29, 2040 Real Estate Investment Trusts (REITs) Monthly Pay 2xLeveraged Mortgage REIT ETN MORL 40bps NYSE Arca October 16, 2042 Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN RWXL 60bps NYSE Arca March 19, 2042 1TR=Total Return ETRACS. Innovative strategies, convenient access. +1-877-387 2275 etracs@ubs.com

ETRACS Full ETN List ETN Name Ticker Symbol Fee Exchange Maturity Date Strategy Volatility Daily Long-Short VIX ETN XVIX 85bps NYSE Arca November 30, 2040 Alpha Strategies Daily Long-Short VIX ETN XVIX 85bps NYSE Arca November 30, 2040 Income Alerian MLP Index ETN AMU 80bps NYSE Arca July 18, 2042 2xLeveraged Long Wells Fargo Business Development Company Index ETN BDCL 85bps NYSE Arca May 25, 2041 Linked to the Wells Fargo Business Development Company Index ETN BDCS 85bps NYSE Arca April 26, 2041 Monthly Pay 2xLeveraged Closed-End Fund ETN CEFL 50bps NYSE Arca December 10, 2043 Diversified High Income ETN DVHI 84bps NYSE Arca September 18, 2043 Monthly Pay 2xLeveraged Diversified High Income ETN DVHL 85bps NYSE Arca November 12, 2043 Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN DVYL 35bps NYSE Arca May 22, 2042 Alerian Natural Gas MLP Index ETN MLPG 85bps NYSE Arca July 9, 2040 Alerian MLP Infrastructure Index ETN MLPI 85bps NYSE Arca April 2, 2040 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN MLPL 85bps NYSE Arca July 9, 2040 Wells Fargo MLP Index ETN MLPW 85bps NYSE Arca October 29, 2040 Monthly Pay 2xLeveraged Mortgage REIT ETN MORL 40bps NYSE Arca October 16, 2042 Fisher-Gartman Risk On ETN ONN 85bps NYSE Arca November 18, 2041 Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN RWXL 60bps NYSE Arca March 19, 2042 Monthly Pay 2xLeveraged S&P Dividend ETN SDYL 30bps NYSE Arca May 22, 2042 Leverage 2xLeveraged Long Wells Fargo Business Development Company Index ETN BDCL 85bps NYSE Arca May 25, 2041 Monthly Pay 2xLeveraged Closed-End Fund ETN CEFL 50bps NYSE Arca December 10, 2043 Monthly Pay 2xLeveraged Diversified High Income ETN DVHL 85bps NYSE Arca November 12, 2043 Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN DVYL 35bps NYSE Arca May 22, 2042 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN MLPL 85bps NYSE Arca July 9, 2040 Monthly Pay 2xLeveraged Mortgage REIT ETN MORL 40bps NYSE Arca October 16, 2042 Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN RWXL 60bps NYSE Arca March 19, 2042 Monthly Pay 2xLeveraged S&P Dividend ETN SDYL 30bps NYSE Arca May 22, 2042 Monthly Reset 2xLeveraged S&P 500 TR ETN SPLX 85bps NYSE Arca March 25, 2044 The contact information provided is for general inquiries regarding ETRACS. Inquiries addressed to UBS, whether through phone or email, may be viewed, handled or answered by, or otherwise available to, third parties. Accordingly, confidential information should not be communicated using the contact details provided above. Personal inquiries involving customer-specific problems and/or that include confidential client information should be placed through your financial intermediary. This material is issued by UBS AG or an affiliate thereof (“UBS”). Products and services mentioned in this publication may not be available for residents of certain jurisdictions. Past performance is not necessarily indicative of future results. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker/dealer. Member of SIPC (http://www.sipc.org/). ETRACS ETNs are sold only in conjunction with the relevant offering materials. UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, or a product supplement and pricing supplement for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and the applicable prospectus supplement, or applicable product supplement and pricing supplement, by calling toll-free (+1-877-387 2275). In the US, securities underwriting, trading and brokerage activities and M&A advisor activities are provided by UBS Securities LLC, a registered broker/dealer that is a wholly owned subsidiary of UBS AG, a member of the New York Stock Exchange and other principal exchanges, and a member of SIPC. UBS Financial Services Inc. is a registered broker/dealer and affiliate of UBS Securities LLC. UBS specifically prohibits the redistribution or reproduction of this material in whole or in part without the prior written permission of UBS and UBS accepts no liability whatsoever for the actions of third parties in this respect. © UBS 2014. The key symbol, UBS and ETRACS are among the registered and unregistered trademarks of UBS. UBS Bloomberg Constant Maturity Commodity Index, UBS Bloomberg CMCI and CMCI are service marks of UBS and/or Bloomberg. Covered by US Patent Nos. 8,175,949 and 8,195,543. All rights reserved. UBS assumes sole responsibility for this marketing material, which has not been reviewed by Bloomberg. “Dow Jones,” “DJ-UBS Commodity Index” and “DJ-UBSCISM” are service marks of Dow Jones Trademark Holdings, LLC and UBS AG, as the case may be. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500TM,” “S&P 500 Gold Hedged,” “S&P 500 VIX Futures Term-Structure Index ERTM,” “S&P 500 VIX Short-Term FuturesTM Index ER,” “S&P 500 VIX Mid-Term FuturesTM Index,” and “S&P High Yield Dividend Aristocrats®”are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by UBS. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed to S&P. Alerian MLP Index, Alerian MLP Total Return Index, Alerian MLP Infrastructure Index, Alerian MLP Infrastructure Total Return Index, Alerian Natural Gas MLP Index, Alerian Natural Gas MLP Total Return Index, AMX, AMZX, AMZI, and ANGI are trademarks of Alerian and their use is granted under a license from Alerian. ETRACS. Innovative strategies, convenient access. +1-877-387 2275 etracs@ubs.com

ETRACS Full ETN List The ETRACS ETNs are not sponsored, endorsed, sold or promoted by S&P or CBOE and neither S&P nor CBOE makes any representation regarding the advisability of investing in the ETNs. Wells Fargo Securities, Wells Fargo Securities, LLC, Wells Fargo, Wells Fargo Business Development Company Index and Wells Fargo® Master Limited Partnership Index are trademarks of Wells Fargo & Company and have been licensed for use by UBS AG. The ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index are not issued, guaranteed, sponsored, or advised by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the ETRACS ETNs or any member of the public regarding the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo & Company does not guarantee that the Index referenced by the ETRACS ETNs has been accurately calculated and shall not have any liability for any error in the calculation. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo has no obligation to take into consideration the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index or investors in the ETRACS ETNs when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG AND THE ETRACS WELLS FARGO MLP INDEX, ETRACS WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX, OR ETRACS 2XLEVERAGED LONG WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDEX OR OF THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX AND THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. “MBF Index Holdings, LLC,” “The Fisher-Gartman Risk Index,” “The Fisher-Gartman Equity Subindex” and “The Fisher- Gartman Sovereign Bond Subindex” are trademarks of MBF Index Holdings, LLC and have been licensed for use by UBS AG. The ETRACS Fisher-Gartman Risk On ETN and ETRACS Fisher-Gartman Risk Off ETN are not issued by, sponsored, endorsed, sold or promoted by MBF Index Holdings, LLC or its affiliates and MBF Index Holdings, LLC makes no representation regarding the advisability of investing in the product. MBF Index Holdings, LLC does not guarantee that the Index referenced by the product has been accurately calculated and shall not have any liability for any error in the calculation. The Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM and the Dow Jones U.S. Select Dividend IndexSM are products of Dow Jones Indexes, marketing names and licensed trademarks of CME Group Index Services LLC (“CME”), and have been licensed for use. “Dow Jones®,” “Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM,” Dow Jones U.S. Select Dividend IndexSM , and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and have been licensed to CME and have been sublicensed for use for certain purposes by UBS AG. UBS AG’s ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN based on the Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM and Monthly Pay 2xLeveraged Dow Jones Select Dividend ETN based on the Dow Jones U.S. Select Dividend IndexSM are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of trading in such product(s). The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “UBS,” “Dow Jones-UBS Commodity IndexSM” and “DJ-UBS CI” are service marks of Dow Jones Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG, as the case may be, have been licensed to CME Indexes and sublicensed for use for certain purposes by UBS. The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Market Vectors Index Solutions GmbH (“Licensor”) and Licensor makes no representation or warranty, express or implied, to the owners of the ETRACS Monthly Pay 2xLeveraged Mortgage REIT or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT particularly or the ability of the Market Vectors® Global Mortgage REITs Index to track the performance of the mortgage REIT market. Market Vectors® Global Mortgage REITs Index (the “Index”) is the exclusive property of Market Vectors Index Solutions GmbH, which has contracted with Structured Solutions AG to maintain and calculate the Index. Structured Solutions AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Market Vectors Index Solutions GmbH, Structured Solutions AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, promoted, sold or supported in any other manner by Structured Solutions AG nor does Structured Solutions AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. Neither publication of the Index by Structured Solutions AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Structured Solutions AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Structured Solutions AG with regard to any investment in this financial instrument. Structured Solutions AG is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus. ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Van Eck Associates Corporation (“Van Eck”). Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Informational Material, or the advisability of investing in securities or financial instruments, or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OF ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF, ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. The NYSE® Diversified High Income Index is a service mark of NYSE Euronext or its affiliates (“NYSE Euronext”) and has been licensed for use by UBS AG in connection with the ETNs. The ETNs are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the ETNs or the ability of the Index to track the general stock market performance. NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR

ETRACS Full ETN List to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities. ISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ISE HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS. The S&P 500® Total Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by UBS AG. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by UBS AG. ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Total Return Index. The S&P 500® Total Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by UBS AG. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by UBS AG. ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or any member of the public regarding the advisability of investing in securities generally or in ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN particularly or the ability of the S&P 500® Total Return Index to track general market performance. S&P Dow Jones Indices only relationship to UBS AG with respect to the S&P 500® Total Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Total Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to UBS AG or the ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN. S&P Dow Jones Indices have no obligation to take the needs of UBS AG or the owners of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN into consideration in determining, composing or calculating the S&P 500® Total Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or the timing of the issuance or sale of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or in the determination or calculation of the equation by which ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN. There is no assurance that investment products based on the S&P 500® Total Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. S&P DOW JONES INDICES DOES NOT GUARANTY THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® TOTAL RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE ETRACS MONTHLY RESET 2xLEVERAGED S&P 500® TOTAL RETURN ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® TOTAL RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING .LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND UBS AG, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES. For questions or additional information about ETRACS: ETRACS Investor Service Center: +1-877-387 2275 Email: etracs@ubs.com Contact us Hours Available: Monday through Friday, 8:00 a.m. to 5:00 p.m. EST Website: etracs.ubs.com ETRACS. Innovative strategies, convenient access. +1-877-387 2275 etracs@ubs.com